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CLIFFORD
CHANCE                                             LIMITED LIABILITY PARTNERSHIP







                                                               Execution Version



                            Dated ____ December 2003
                      Sea CONTAINERS BRITISH ISLES LIMITED
                                   as Borrower

                               sea containers ltd.
                                   and others
                                  as Guarantors

                                      with

                           CITIBANK INTERNATIONAL PLC
                                 acting as Agent


   ---------------------------------------------------------------------------
                               amendment agreement
                                  relating to a
                               facility agreement
                               dated 10 june 2003
   ---------------------------------------------------------------------------

THIS AGREEMENT is dated ____ December 2003 and made between:

(1)    SEA CONTAINERS BRITISH ISLES LIMITED (the "Borrower");

(2)    THE GUARANTORS (as defined in the Original Facility Agreement);

(3) SILJA HOLDINGS LIMITED AND SILJA OYJ (as new guarantors, the "New Guarantors");

(4) CITIGROUP GLOBAL MARKETS LIMITED, FORTIS BANK and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND (whether acting individually or together) (the "Arranger" or the "Mandated Lead Arranger");

(5)    THE ORIGINAL LENDERS (as defined in the Original Facility Agreement);

(6) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent"); and

(7) CITICORP TRUSTEE COMPANY LIMITED as security trustee for the Secured Parties (the "Trustee").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement:

       "Citigroup DTC Account" means the account that Citigroup holds with DTC.

       "DTC" means Depository Trust Company.

       "Dematerialisation Documents" means the OEH Share Certificates and the Undertaking.

       "Dematerialisation Process" means the procedure effecting the transfer of
       the  Secured  Shares  from   certificated  form  to  electronic  form  in
       accordance with Clause 4.2 (Dematerialisation Process).

       "Effective Date" means the date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent), in a form and substance satisfactory to the Agent.

       "Final Term Interest Period" means the current Interest Period in respect of the Outstanding Term Loan under the Original Facility Agreement or such later Interest Period as the Lenders may agree.

       "Final Term Interest Period Date" means the last day of the Final Term Interest Period.

       "First Revolving Interest Period" means the Interest Period which immediately follows the Final Term Interest Period.

       "OEH Share Certificates" means the share certificates evidencing the Secured Shares.

       "OEH Transfer Agent" means Equiserve Inc., Mail Stop 45-02-62, 150 Royal Avenue, Canton, Massachusetts 02021, c/o Erika Illingworth.

       "Original Facility Agreement" means the asset sales bridge facility Agreement dated 10 June 2003 between the Borrower, the Guarantor, the Agent, the Trustee and others as amended from time to time prior to the date of this Agreement.

       "Outstanding Term Loan" means the Loan of US$31,856,434.95 outstanding under the Original Facility Agreement.

       "Restated Agreement" means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

       "SETG" means the Special Equity Transaction Group, an internal department of Citigroup.

       "SETG Account" means the account with SETG (with such number as notified by the Agent to the Borrower) to which the Secured Shares are credited.

       "Undertaking" means irrevocable written instructions addressed from the Parent to the OEH Transfer Agent, in form and substance satisfactory to the Agent, to deliver the Secured Shares into Citigroup's general account at DTC.

1.2    Incorporation of Defined Terms

       (a) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

       (b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3    Clauses

       (a) In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

       (b)    Clause and Schedule headings are for ease of reference only.

1.4    Third party rights

       A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

       (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

       (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.     RESTATEMENT

2.1    Restatement of the Original Facility Agreement

       With effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement).

3.     REPRESENTATIONS

       Each Obligor makes the representation and warranties set out in Clause 18 of the Restated Agreement as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to
       (a) this Agreement and (b) the Restated Agreement.

4.     DEMATERIALISATION

4.1    Dematerialisation Commencement

        At any time after the Effective Date, the Parent may commence the Dematerialisation Process by delivering the executed Undertaking to the Agent.

4.2    Dematerialisation Process

       (a) The Agent shall, as soon as reasonably practicable after receiving the executed Undertaking from the Parent, take all reasonable steps to deliver the Dematerialisation Documents to the OEH Transfer Agent with instructions that the OEH Transfer Agent should:

              (i) transfer the Secured Shares from certificated form into electronic form; and then

              (ii)   credit the Secured Shares to the Citigroup DTC Account.

       (b) The Agent shall, as soon as reasonably practicable after the Secured Shares have been credited to the Citigroup DTC Account, take all reasonable steps to transfer the Secured Shares from the Citigroup DTC Account to the SETG Account.

5.     NEW PARTIES

       Each of the New Guarantors hereby guarantees, undertakes with and agrees to indemnify each Finance Party in the terms set out in Clause 17.1 (Guarantee) of the Restated Agreement and agrees that the terms set out in Clause 17.2 (Continuing Guarantee) to Clause 17.11 (Limitation on Finnish Guarantor) shall apply mutatis mutandis to such covenant.

6.     INTEREST PERIODS

6.1    Final Term Interest Period

       Notwithstanding the occurrence of the Effective Date, but subject to the terms and conditions of the Restated Agreement, the Final Term Interest Period shall end on the Final Term Interest Period Date.

6.2    Conversion

       Provided the Effective Date has occurred by the Final Term Interest Period Date, the Borrower shall repay the Outstanding Term Loan on the Final Term Interest Period Date and provided that the conditions set out in Clause 4.2 (Further Conditions Precedent) of the Restated Agreement are satisfied and the Agent has received a duly completed Utilisation Request therefor, the Lenders shall make a loan available to the Borrower in an amount equal to the Outstanding Term Loan. This Loan shall be a revolving Loan made and permitted to subsist in accordance with the terms of the Restated Agreement.

6.3    Interest Period for Revolving Loan

       For the purposes of paragraph (d) of Clause 9.1 (Selection of Interest Periods) of the Restated Agreement, the First Revolving Interest Period shall commence on the Final Term Interest Period Date and shall be for a duration of one month.

7.     CONTINUITY AND FURTHER ASSURANCE

7.1    Continuing obligations

       The provisions of the Finance Documents shall, save as amended in this Agreement, continue in full force and effect.

7.2    Further assurance

       Each of the Obligors shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.     FEES, COSTS AND EXPENSES

8.1    Transaction expenses

       The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

8.2    Enforcement costs

       The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

8.3    Stamp taxes

       The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

9.     MISCELLANEOUS

9.1    Incorporation of terms

       The provisions of clause 34 (Remedies and waivers), clause 33 (Partial Invalidity), clause 37 (Governing Law), and clause 38 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

9.2    Designation as Finance Document

       The Parent and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Original Facility Agreement. 9.3 Counterparts This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT

1.     Obligors: Corporate Documents

       (a)    A copy of the constitutional documents of each Obligor.

       (b) A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

       (c)    A copy of a resolution of the board of directors of each Obligor:

              (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

              (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents, powers of attorneys, deeds and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

       (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

       (e) A copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and where such Obligor is a corporate, a resolution from the directors of that company approving such shareholder resolution and duly appointing a director or other authorised signatory to sign it.

       (f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and would not cause any Obligor to breach any provision of any contract or agreement entered into by it prior to the date of this Agreement.

       (g) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

       (h) The Group Structure Chart certified by the Parent as being true at the date of this Agreement.

2.     Security Documents

       (a) The following Security Documents duly executed by the relevant Obligors and, if required, the Trustee:

              (i)    UNITED KINGDOM

                     (1)    Chargor incorporated in Bermuda

                            (A)    Silja Pledge.

                            (B)    Charge  over  GE  Seaco  Dividends   Account,
                                   Dividends Account and Mandatory Prepayment Account granted by Sea Containers Ltd..

                     (2)    Chargor incorporated in UK

                            (A) Charge over shares granted by Sea Containers UK Limited in respect of its shareholding in Sea Containers British Isles Limited.

                            (B) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in GNER Holdings Limited.

                            (C) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Property Services Limited.

                            (D) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Railway Services Limited.

                            (E) Assignment relating to GNER Limited dividends by GNER Holdings Limited.

                            (F) Charge over shares granted by Ferry & Port Holdings Limited in respect of its shareholding in Sea Containers Ports Limited.

                            (G) Charge over shares granted by Sea Containers Ports Limited in respect of its shareholding in Folkestone Properties Limited.

                            (H) Floating Charge granted by Sea Containers British Isles Limited.

                            (I)    Folkestone Debenture.

              (ii)   BERMUDA

                     Chargor incorporated in Bermuda

                     (A) Charge over shares granted by Sea Containers Ltd. in respect of its shareholding in Orient Express Hotels Limited pursuant to the Custodian Accounts Charge Agreement between Sea Containers Ltd., Citicorp Trustee Company Limited and the Custodian (as defined therein) and the Escrow Agreement between Sea Containers Ltd., Citicorp Trustee Company Limited and the Custodian (as defined therein) relating thereto, and delivery of all such shares to the account established with the Custodian pursuant to such agreements.

                     (B) A Power of Attorney, in form and substance satisfactory to the Agent, of the Parent in favour of the Agent permitting the sale of Secured Shares by the Agent on behalf of the Parent

              (iii)  US

                     (A)    OEH Security Agreement.

       (b) All documentation, and/or evidence of all other steps required to perfect the Security Documents, as set out in the Transaction Closing Agenda.

3.     Legal Opinions

       (a) A legal opinion of Clifford Chance LLP legal advisors to the Arranger and Agent in England, substantially in the form
              distributed  to  the  Original   Lenders  prior  to  signing  this
              Agreement.

       (b) A legal opinion of Mello, Jones & Martin legal advisers to the Arranger and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

       (c) A legal opinion of Clifford Chance US legal advisers to the Arranger and the Agent in the United States (in relation to New York law), substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.     Other documents and evidence

       (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

       (b)    The Original Financial Statements.

       (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clauses 11 (Fees), 16 (Costs and Expenses) and Clause 12.5 (Stamp Taxes) of the Restated Facility Agreement have been paid or will be paid by the first Utilisation Date.

       (d)    The executed Fee Letters.

       (e)    The executed Subordination Agreement.

       (f) Evidence that the Market Value of the Secured Shares is at least US$100,000,000.

       (g) Actuarial valuation evidencing pension fund decifit/surplus in GNER Limited and evidence showing limitation of liability for any shortfall expiry at the date of the Franchise Expiry Date.

       (h)    Evidence that the SETG Account has been established.

       (i)    Agreed form of the Undertaking.

       (j) Evidence that, upon a sale of Secured Shares, the Parent instructs SETG (i) to direct payment of the OEH Share Proceeds into the Mandatory Prepayment Account and (ii) that all trades are to be settled delivery versus payment.

       (k) Budget of GNER Holdings Limited evidencing a net cash flow of US$50,000,000 per annum.

       (l) A copy of the Franchise Agreement and Track Access Agreement and any amendment supplemental or other ancillary document pertaining to it.

       (m)    The  audited  financial   statements  for  GNER  Limited  for  the
              financial year ended 31 December 2002 (evidencing the treatment of/showing the pensions liabilities of GNER Limited).

       (n)    The Memoranda Update Certificate.

       (o) A letter dated on or about the date of this Agreement confirming consent to the terms and conditions of the Finance Documents and providing any relevant waivers required in relation thereto from The Governor and Company of the Bank of Scotland in respect of the Folkestone Facility.

       (p)    A duly executed Account Agreement and Escrow Agreement.

       (q) A certificate of a finance officer of each US Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 (Purpose) of the Facility Agreement and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated hereby. For purposes of this certificate, "Solvent" means with respect to such US Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature; and
              (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person's property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

       (r) The Transaction Closing Agenda and, to the extent that they are not otherwise delivered in accordance with Schedule 1 hereof, the delivery of all items set out therein

                                   SCHEDULE 2
                               RESTATED AGREEMENT

                                   SIGNATURES



THE BORROWER

SIGNED for and on behalf of

SEA CONTAINERS BRITISH ISLES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



THE GUARANTORS

SIGNED for and on behalf of

CHARLESTON MARINE CONTAINERS INC.

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary

SIGNED for and on behalf of

FERRY & PORT HOLDINGS LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

FOLKESTONE PROPERTIES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

GNER HOLDINGS LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

HOVERSPEED LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

NEWHAVEN MARINA LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS AMERICA INC.

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS FERRIES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS LTD.

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS & FERRIES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTIES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTY SERVICES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS RAILWAY SERVICES LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS UK LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary

THE NEW GUARANTORS



SIGNED for and on behalf of

SILJA HOLDINGS LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary



SIGNED for and on behalf of

SILJA OYJ

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary

THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By:

Address: Loan Capital Markets
                  Citigroup
                  33 Canada Square
                  London E14 5LB

Fax:              +44 (0) 207 986 8275
Telephone:        +44 (0) 207 986 7569
Attention:        Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

FORTIS BANK S.A./N.V.

By:

Address:          Fortis Bank S.A./N.V.
                  Camomile Court
                  23 Camomile Street
                  London EC3A 7PP

Fax:              +44 (0) 207 444 8889
Telephone:        +44(0) 207 444 8476
Attention:        Paul Barnes, Head of Global Shipping Group London

SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address: Bank of Scotland
                  Corporate Banking
                  7th Floor
                  155 Bishopsgate
                  London EC2M 3YB

Fax:              +44 (0) 207 012 9209
Telephone:        +44 (0) 207 012 9459
Attention:        Corporate Banking, Jon Feast, Director



THE AGENT

SIGNED for and on behalf of

CITIBANK INTERNATIONAL PLC

By:

Address: Citigroup Centre,
                  33 Canada Square
                  Canary Wharf
                  London  E14 5LB

Fax:              +44 207 500 4482/4484
Telephone:        +44 207 500 4194
Attention:        Loans Agency

THE TRUSTEE

SIGNED for and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:

Address: Citicorp Trustee Company Limited
                  14th Floor
                  Citigroup Centre
                  Canada Square
                  Canary Wharf
                  London  E14 5LB

Fax:              +44 (0) 207 500 5857
Telephone:        +44 (0) 207 500 5712
Attention:        Agency and Trust



THE ORIGINAL LENDERS

SIGNED for and on behalf of

CITIBANK, N.A.

By:

Address: Delaware Loan Ops
                  Two Penn's Way
                  New Castle
                  DE 19720 USA

Fax:              +1 302 894 6120
Telephone:        +1 302 894 6001
Attention:        Bill Gross, Vice President

and

Address: Loan Capital Markets
                  Citigroup
                  33 Canada Square
                  London E14 5LB

Fax:              +44 (0) 207 986 8275
Telephone:        +44 (0) 207 986 7569
Attention:        Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

FORTIS BANK S.A./N.V.

By:

Address: Fortis Bank S.A./N.V.
                  Camomile Court
                  23 Camomile Street
                  London EC3A 7PP

Fax:              +44 (0) 207 444 8889
Telephone:         +44 (0) 207 444 8476
Attention:        Paul Barnes, Head of Global Shipping Group London



SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address: Bank of Scotland
                  Corporate Banking
                  7th Floor
                  155 Bishopsgate
                  London EC2M 3YB

Fax:              +44 (0) 207 012 9209
Telephone:        +44 (0) 207 012 9459
Attention:        Corporate Banking, Jon Feast, Director